Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-163366, 333-150260, 333-142628, 333-135029, 333-125208, 333-121612, 333-115759, 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432, 333-60966, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855, 333-73009, 333-52331, 333-37585, 333-185115; and Form S-8 Nos. 333-176681, 333-160312, 333-160705, 333-164014, 333-134566, 333-119833, 333-106427, 333-54246, 333-30345)) of Spectrum Pharmaceuticals, Inc. and Subsidiaries and in the related Prospectuses of our reports dated February 27, 2013, with respect to the consolidated financial statements of Spectrum Pharmaceuticals, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Spectrum Pharmaceuticals, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Irvine, California

February 27, 2013